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                                                                     Exhibit 5.1


                                   Brown & Wood LLP
                                One World Trade Center
                                 New York, NY  10048


                                    March 6, 1997



Reckson Associates Realty Corp.
225 Broadhollow Road
Melville, NY  11747





     Re: Legality of Securities to be Registered Under Registration
         STATEMENT ON FORM S-3 FILED PURSUANT TO RULE 462(B)


Ladies and Gentlemen:

     This opinion is furnished in connection with the registration pursuant to the Securities Act of 1933, as amended (the "Securities Act"), of 746,387 shares of common stock, par value $.01 per share ("Common Stock"), of Reckson Associates Realty Corp., a Maryland corporation (the "Company"), with an aggregate public offering price of $33,774,012. The Common Stock is being registered pursuant to Rule 462(b) (the "462(b) Filing") under the Securities Act and is the subject of a registration statement on Form S-3 (No. 333-13213) (the "Registration Statement"), including the prospectus contained therein (the "Prospectus"), which is incorporated by reference into the 462(b) Filing. The Registration Statement provides that the Common Stock may be offered in amounts, at prices and on terms to be set forth in one or more prospectus supplements (each a "Prospectus Supplement") to the Prospectus contained in the Registration Statement.

     In connection with rendering this opinion, we have examined the Articles of Incorporation of the Company, the By-laws, as amended, of the Company, such records of the corporate proceedings of the Company as we deemed material; the Registration Statement and the exhibits thereto; and such other certificates, receipts, records and documents as we considered necessary for the purposes of this opinion. In our examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as certified photostatic or facsimile copies, the authenticity of the originals of such copies and the authenticity of telephonic confirmations of public officials and others. As to facts material to our opinion, we have relied upon certificates or telephonic confirmations of public officials and certificates, documents, statements and other information of the Company or representatives or officers thereof.

     We are attorneys admitted to practice in the State of New York. We express no opinion concerning the laws of any jurisdictions other than the laws of the United States of America, the State of Maryland and the State of New York.

     Based upon the foregoing, we are of the opinion that the shares of Common Stock have been duly authorized and, when delivered and paid for in the manner contemplated by the Prospectus, will be validly issued, fully paid and nonassessable.

     We hereby consent to the filing of this opinion as an exhibit to the 462(b) Filing and to the reference to us with respect to this opinion under the heading "Legal Matters" in the Prospectus which is a part of the Registration Statement.


                                             Very truly yours,


                                              /s/ Brown & Wood LLP